Exhibit 99.1

Innovative Industrial Properties Reports First Quarter 2026 Results

$128 Million of Equity and Debt Capital Raised Year-To-Date

Executed Leases for 389,000 Square Feet Year-To-Date

SAN DIEGO, CA – May 4, 2026 – Innovative Industrial Properties, Inc. (NYSE: IIPR) ("IIP" or the "Company") announced today results for the first quarter ended March 31, 2026.

Executive Chairman Remarks

“We are encouraged by the pace of leasing activity year-to-date, including nearly 400,000 square feet of executed leases, which underscores the ongoing demand for our properties," said Alan Gold, Executive Chairman of IIP. "At the same time, we have taken deliberate steps to fortify our balance sheet through equity and debt capital raising activity, and have additional secured and unsecured debt financings underway totaling nearly $130 million, to be used to address our upcoming bond maturity and position us for growth.”

First Quarter 2026 and Second Quarter to Date Highlights

Financial Results and Dividend

•	Total revenues of $69.0 million and net income attributable to common stockholders of $30.2 million, or $1.02 per diluted share (all per share amounts in this press release are reported on a diluted basis unless otherwise noted).
•	Adjusted funds from operations ("AFFO") of $53.4 million, or $1.88 per share
•	Declared dividends to common stockholders totaling $1.90 per share. Since its inception, IIP has paid over $1.1 billion in common stock dividends to its stockholders.

	Three Months Ended		Three Months Ended
	March 31, 2026		March 31, 2025
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share
Net income attributable to common stockholders	$30,155	$1.02	$30,296	$1.03
Normalized FFO	50,585	1.78	52,761	1.85
AFFO	53,434	1.88	55,332	1.94

__________________________________________________________________

Definitions of the above-mentioned non-GAAP financial measures, together with reconciliations to net income in accordance with GAAP and other definitions of capitalized terms used herein, appear at the end of this release.

IQHQ Investment

•	As of March 31, 2026, the Company had funded an aggregate of $150.0 million of its strategic investment in IQHQ, Inc., consisting of a fully funded $100.0 million revolving credit facility and $50.0 million of Series G preferred equity. Subsequent to quarter end, the Company funded an additional $25.0 million of Series G preferred equity. The Company remains committed to funding up to an additional $95.0 million of preferred equity, in multiple tranches through the second quarter of 2027.

Portfolio - Leasing

•	In January 2026, executed a 204,000 square foot full-building lease in Desert Hot Springs, California with Gramlin, a private California operator.
•	In March 2026, executed a 5,000 square foot lease in Palm Springs, California.
•	In March 2026, executed a 56,000 square foot full-building lease in Palm Springs, California with Gramlin, a private California operator.
•	In March 2026, executed a 66,000 square foot full-building lease in Dwight, Illinois with Grown Rogue, a public multi-state operator.
•	In April 2026, executed a 58,000 square foot full-building lease in Buckeye Lake, Ohio with Curaleaf, a public multi-state operator.

Portfolio - Tenant Updates

•	The following table summarizes payments received from certain defaulted tenants during the periods presented and the corresponding per share impact (in thousands, except per share amounts):

	Three Months Ended December 31, 2025		Three Months Ended March 31, 2026		Q2'26 To Date
Tenant	Total Payments	Per Share(1)	Total Payments	Per Share(1)	Total Payments	Per Share(1)
Gold Flora	$3,738	$0.13	$1,500	$0.05	$—	$—
PharmaCann	242	0.01	3,244	0.11	850	0.03
4Front	—	—	225	0.01	400	0.01
Total	$3,980	$0.14	$4,969	$0.17	$1,250	$0.04

___________________________________________________________________

(1)	For the three months ended December 31, 2025, the weighted-average common stock outstanding was 28,303,530 shares. For the three months ended March 31, 2026, the weighted-average common stock outstanding was 28,467,184 shares, which was also used to calculate the total payments per share for the period Q2'26 To Date.

•	PharmaCann
•	During the first quarter of 2026, the Ohio and Pennsylvania courts released $1.7 million and $1.3 million, respectively, to the Company comprised of the rent payments previously required to be escrowed with the court by PharmaCann.
•	As previously disclosed, the Company has resolved all pending litigation with PharmaCann with respect to PharmaCann's prior lease defaults. The settlement agreement that the Company has entered into with PharmaCann includes monetary judgments for amounts owed by PharmaCann under the leases for New York, Ohio and Pennsylvania and mandates the turnover of these properties to the Company by May 20, 2026 for the New York and Pennsylvania properties and by May 26, 2026 for the Ohio property.
•	As noted above in "Portfolio - Leasing", the Company has executed new leases for its properties in Ohio and Illinois that were previously leased to PharmaCann.
•	Gold Flora
•	During the first quarter of 2026, the Company received $1.5 million in settlement of all remaining unpaid administrative rents due from the receivership.
•	The Company has executed lease agreements for the three properties previously leased by Gold Flora, executing a lease agreement for its 70,000 Palm Springs property in November 2025, executing a lease agreement for its 204,000 square foot Desert Hot Springs property in January 2026, and executing a lease agreement for its 56,000 square foot Palm Springs property in March 2026.
•	4Front
•	The Company has reached tentative arrangements with prospective new tenants for the four assets leased to 4Front, including a 250,000 square foot asset in Illinois, a 114,000 square foot asset in Washington, and two assets in Massachusetts totaling 124,000 square feet. Each of these arrangements is subject to customary diligence and licensing processes and are expected to go into effect at the conclusion of receivership proceedings, expected by year end 2026.

Balance Sheet Highlights (at March 31, 2026)

•	13% debt to total gross assets, with $2.8 billion in total gross assets.
•	Total liquidity was $176.6 million, consisting of cash and cash equivalents (as reported in IIP’s consolidated balance sheet as of March 31, 2026) and availability under IIP’s revolving credit facility.
•	Debt service coverage ratio of 11.6x (calculated in accordance with IIP’s 5.50% Unsecured Senior Notes due 2026).

Financing Activity

•	Preferred Stock
•	In total, the Company has raised $70.9 million in net proceeds from preferred stock issuances year-to-date comprised of the following:
•	During the quarter ended March 31, 2026, the Company issued 2,698,523 shares its of 9.00% Series A Preferred Stock under its ATM Program for $60.3 million in net proceeds.
•	Subsequent to March 31, 2026, the Company issued an additional 506,628 shares of its 9.00% Series A Preferred Stock under its ATM Program for $10.6 million in net proceeds.

•	Common Stock
•	In total, the Company has raised $34.9 million in net proceeds from common stock issuances year-to-date comprised of the following:
•	During the quarter ended March 31, 2026, the Company issued 178,655 shares of its common stock under its ATM Program for $9.3 million in net proceeds.
•	Subsequent to March 31, 2026, the Company issued an additional 514,950 shares of its common stock under its ATM Program for $25.6 million in net proceeds.
•	Note Repurchase
•	Subsequent to March 31, 2026, the Company repurchased $9.1 million of the Company’s 5.50% Unsecured Notes at a discount to par.
•	Secured Debt
•	Subsequent to March 31, 2026, the Company closed on a $20.0 million, three-year secured term loan which bears interest at a fixed rate of 9.0%.

Financial Results

For the three months ended March 31, 2026, IIP generated total revenues of $69.0 million, compared to $71.7 million for the same period in 2025, a decrease of 3.8%. The decline was primarily driven by a $6.9 million decrease related to tenant defaults, partially offset by increases due to annual contractual rent escalations, rental revenue related to the property acquired in February 2025 and new leases executed on existing properties.

For the three months ended March 31, 2026, the Company applied $1.2 million of security deposits for payment of rent on properties leased to Battle Green and The Cannabist Company. For the three months ended March 31, 2025, we applied $5.8 million of security deposits for payment of rent on properties leased to PharmaCann, Gold Flora, TILT and Sozo.

For the three months ended March 31, 2026, interest and other income increased by $4.6 million to $6.3 million compared to $1.6 million for the three months ended March 31, 2025. The increase was primarily driven by the recognition of $5.5 million of interest and dividend income related to our financial investments in IQHQ. The increase was partially offset by lower income from interest-bearing investments as a result of lower invested balances and lower interest rates earned on those balances.

Dividend

On March 13, 2026, the Board of Directors declared a first quarter 2026 dividend of $1.90 per common share, representing an annualized dividend of $7.60 per common share. The dividend was paid on April 15, 2026 to stockholders of record as of March 31, 2026.

Supplemental Information

Supplemental financial information is available in the Investor Relations section of IIP’s website at www.innovativeindustrialproperties.com.

Teleconference and Webcast

Innovative Industrial Properties, Inc. will conduct a conference call and webcast at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) on Tuesday, May 5, 2026 to discuss IIP’s financial results and operations for the first quarter ended March 31, 2026. The call will be open to all interested investors through a live audio webcast at the Investor Relations section of IIP’s website at www.innovativeindustrialproperties.com, or live by calling 1-800-715-9871 (domestic) or 1-646-307-1963 (international) and asking to be joined to the Innovative Industrial Properties, Inc. conference call. The complete webcast will be archived for one year on IIP’s website. A telephone playback of the conference call will also be available from 12:00 p.m. Pacific Time on Tuesday, May 5, 2026 until 8:59 p.m. Pacific Time on Tuesday, May 12, 2026, by calling 1-800-770-2030 (domestic), or 1-609-800-9909 (international) and using access code 5072512. The website replay will be posted in the Investor Relations section of innovativeindustrialproperties.com.

About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is a real estate investment trust (REIT) focused on the acquisition, ownership and management of specialized industrial properties and life science real estate. Additional information is available at www.innovativeindustrialproperties.com.

This press release contains statements that IIP believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements. When used in this press release, words such as IIP “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding potential transactions, including proposed leases of our properties and potential debt financings, the consummation of which remains subject to the negotiation and execution of definitive documentation, satisfaction of customary closing conditions and other contingencies, including those relating to receivership sale processes. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2025, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that the Company's expectations will be realized. IIP disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

INNOVATIVE INDUSTRIAL PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)

	March 31,	December 31,
Assets	2026	2025
Real estate, at cost:
Land	$145,104	$146,320
Buildings and improvements	2,269,439	2,269,597
Construction in progress	40,311	40,593
Total real estate, at cost	2,454,854	2,456,510
Less accumulated depreciation	(361,093)	(343,062)
Net real estate held for investment	2,093,761	2,113,448
Life science investments	153,980	152,665
Construction loan receivable	22,800	22,800
Cash and cash equivalents	89,117	47,597
In-place lease intangible assets, net	6,155	6,366
Other assets, net	28,167	27,982
Total assets	$2,393,980	$2,370,858

Liabilities and stockholders’ equity
Liabilities:
Notes due 2026, net	$290,981	$290,602
Revolving credit facilities	75,000	102,500
Building improvements and construction funding payable	851	2,964
Accounts payable and accrued expenses	14,702	10,870
Dividends payable	57,100	54,913
Rent received in advance and tenant security deposits	50,060	50,307
Other liabilities	10,746	10,698
Total liabilities	499,440	522,854
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 50,000,000 shares authorized: 9.00% Series A cumulative redeemable preferred stock, liquidation preference of $25.00 per share, 4,718,048 and 2,019,525 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	108,081	47,780
Common stock, par value $0.001 per share, 50,000,000 shares authorized: 28,314,520 and 28,022,975 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	28	28
Additional paid-in capital	2,123,710	2,113,184
Dividends in excess of earnings	(337,279)	(312,988)
Total stockholders’ equity	1,894,540	1,848,004
Total liabilities and stockholders’ equity	$2,393,980	$2,370,858

INNOVATIVE INDUSTRIAL PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

For the Three Months Ended March 31, 2026 and 2025

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended March 31,
	2026	2025
Revenues:
Rental (including tenant reimbursements)	$68,920	$71,697
Other	76	25
Total revenues	68,996	71,722

Expenses:
Property expenses	7,576	7,379
General and administrative expense	10,349	8,461
Depreciation and amortization expense	18,584	18,391
Impairment loss on real estate	—	3,527
Total expenses	36,509	37,758
Gain (loss) on sale of real estate	422	—
Income from operations	32,909	33,964
Interest and other income	6,331	1,613
Interest expense	(6,431)	(4,500)
Net income	32,809	31,077
Preferred stock dividends	(2,654)	(781)
Net income attributable to common stockholders	$30,155	$30,296
Net income attributable to common stockholders per share:
Basic	$1.04	$1.05
Diluted	$1.02	$1.03
Weighted-average shares outstanding:
Basic	27,991,910	28,275,549
Diluted	28,467,184	28,588,022

INNOVATIVE INDUSTRIAL PROPERTIES, INC.

FFO, NORMALIZED FFO AND AFFO

For the Three Months Ended March 31, 2026 and 2025

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended March 31,
	2026	2025
Net income attributable to common stockholders	$30,155	$30,296
Real estate depreciation and amortization	18,584	18,391
Impairment loss on real estate	—	3,527
Loss (gain) on sale of real estate	(422)	—
FFO attributable to common stockholders (basic and diluted)	48,317	52,214
Litigation-related expense	1,870	406
Loss (gain) on partial repayment of Notes due 2026	—	(32)
Income on seller-financed notes(1)	223	153
Deferred lease payments received on sales-type leases(2)	175	20
Normalized FFO attributable to common stockholders (diluted)	50,585	52,761
Stock-based compensation	2,584	2,078
Non-cash interest expense	576	470
Non-cash accretion of life science investments	(334)	—
Above-market lease amortization	23	23
AFFO attributable to common stockholders (diluted)	$53,434	$55,332
FFO per common share – diluted	$1.70	$1.83
Normalized FFO per common share – diluted	$1.78	$1.85
AFFO per common share – diluted	$1.88	$1.94
Weighted average common shares outstanding – basic	27,991,910	28,275,549
Restricted stock and RSUs	475,274	312,473
Weighted average common shares outstanding – diluted	28,467,184	28,588,022

____________________________________________________________________

(1)	Amounts reflects non-refundable cash payments received pursuant to seller-financed notes issued by us in connection with our disposition of certain properties. As the transactions did not qualify for recognition as completed sales under GAAP, the payments are recorded as a deposit liability and included in other liabilities on our consolidated balance sheet.
(2)	Amount reflects the non-refundable lease payments received on two sales-type leases which are recognized as a deposit liability starting on January 1, 2024, and is included in other liabilities in our consolidated balance sheets as of March 31, 2026 and December 31, 2025 as the transaction did not qualify for recognition as a completed sale.

Non-GAAP Financial Measures

Funds From Operations (FFO)

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (NAREIT). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to net income, computed in accordance with accounting principles generally accepted in the United States (GAAP), excluding gains (or losses) from sales of property, depreciation, amortization and impairment related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures. IIP also excludes from FFO any disposition-contingent lease termination fee received in connection with a property sale.

Management believes that net income, as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be supplemental measures of a REIT’s performance because they provide an understanding of the operating performance of IIP's properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. IIP believes that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. IIP reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.

Normalized Funds from Operations (Normalized FFO)

IIP computes Normalized FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that management believes are infrequent and unusual in nature and/or not related to IIP's core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Normalized FFO and Normalized FFO per share provides investors with a metric to assist in their evaluation of IIP's operating performance across multiple periods and in comparison to the operating performance of other companies, because it removes the effect of unusual items that are not expected to impact IIP's operating performance on an ongoing basis. Normalized FFO is used by management in evaluating the performance of IIP's core business operations.

Adjusted Funds from Operations (AFFO)

Management believes that AFFO and AFFO per share are also appropriate supplemental measures of a REIT’s operating performance. IIP calculates AFFO by adjusting Normalized FFO for certain non-cash items.

IIP’s computation of FFO, Normalized FFO and AFFO may differ from the methodology for calculating FFO, Normalized FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such REITs. Further, FFO, Normalized FFO and AFFO do not represent cash flow available for management’s discretionary use. FFO, Normalized FFO and AFFO should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of IIP’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of IIP’s liquidity, nor is it indicative of funds available to fund IIP’s cash needs, including IIP’s ability to pay dividends or make distributions. FFO, Normalized FFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of IIP’s operations.

Definitions

Debt: Calculated as the sum of the carrying value of the Notes due 2026 and the Revolving Credit Facilities, as presented on IIP's consolidated balance sheet as of March 31, 2026.

Gross Assets: Calculated as total assets plus accumulated depreciation, as presented on IIP's consolidated balance sheet as of March 31, 2026.

Company Contact:

David Smith

Chief Financial Officer

Innovative Industrial Properties, Inc.

(858) 997-3332